SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity International Bond Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

Have you received the proxy materials? The package was mailed to you in late October. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting.

Then, inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free, he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for December 19, 2001. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on December 19, 2001. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling Fidelity International Bond Fund shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain", or in the case of the Board of Trustees, whether you would like to vote "For all Nominees" or "Withhold Your Vote".

What proposal am I being asked to vote on?

Shareholders of the fund are being asked to vote on the following proposal:

To approve an Agreement and Plan of Reorganization (the Agreement) between Fidelity International Bond Fund and Fidelity Strategic Income Fund. The Agreement provides for the transfer of all of the assets of Fidelity International Bond Fund to Fidelity Strategic Income Fund in exchange solely for shares of beneficial interest of Fidelity Strategic Income Fund and the assumption by Fidelity Strategic Income Fund of Fidelity International Bond Fund's liabilities. As a result, Fidelity Strategic Income Fund shares will be distributed to shareholders of Fidelity International Bond Fund in liquidation of Fidelity International Bond Fund.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for December 19, 2001. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity International Bond Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity International Bond Fund

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments regarding the Fidelity International Bond Fund proxy mailing they sent you recently. I'm assisting Fidelity in connection with the proxy vote to approve an important proposal that affects this fund. I've been asked to let you know that your proxy vote is urgently needed .

To vote, please sign, date and mail the proxy card in the return envelope provided to you. For touch tone voting, please see your proxy card. For independent, representative assisted voting, please call 1- 800-848-3155. Thank you very much.

If you have any questions please call Fidelity at 1-800 544-3198.

Q&A

What is the reason for and advantages of this merger?

The proposed merger would combine two small funds, creating a single fund with greater assets and lower expenses and provide shareholders of Fidelity International Bond Fund with an opportunity to invest in a fund with broader investment policies, and a lower management fee. Fidelity Strategic Income Fund has significantly outperformed Fidelity International Bond Fund in each of the last two years, as evidenced by historical performance. Please keep in mind that past performance is no guarantee of future results.

Annual Total Returns (periods ended December 31)
	2000	1999
Fidelity International Bond Fund	1.49%	0.46%
Fidelity Strategic Income Fund	4.07%	6.35%

Do the funds being merged have similar investment objectives?

No. Fidelity International Bond Fund seeks high total investment return. Fidelity Strategic Income Fund seeks a high level of current income and may also seek capital appreciation.

Is the merger considered a taxable event for federal income tax purposes?

No, the exchange of shares in a fund merger transaction will not result in a gain or loss for federal income tax purposes.

How will you determine the number of shares of Fidelity Strategic Income that I will receive?

As of the close of business of the New York Stock Exchange on the Closing Date of the merger, shareholders will receive the number of full and fractional shares of Fidelity Strategic Income Fund that is equal in value to the net asset value of their shares of Fidelity International Bond Fund on that date. The anticipated Closing Date is January 17, 2002.

What if there are not enough votes to reach quorum by the scheduled shareholder meeting date?

To facilitate receiving sufficient votes, we will need to take further action. Fidelity, or D.F. King & Co., Inc., a proxy solicitation firm, may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls.

If there are not sufficient votes to approve the proposals by the time of the Shareholder Meeting (December 19, 2001), the meeting may be adjourned to permit further solicitation of proxy votes.

Has the fund's Board of Trustees approved the proposal?

Yes. The Board of Trustees has unanimously approved the merger proposal and recommends that you vote to approve the merger.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of Fidelity International Bond Fund on the record date. The record date is October 22, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s), and mailing it in the enclosed postage paid envelope; or by touch-tone telephone using the toll-free number located on your proxy card. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."